                                                                     Exhibit 5.1


                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


                               November 12, 1997



National Data Corporation
National Data Plaza
Atlanta, Georgia 30329-2010

     Re:  Registration Statement on Form S-4 Covering a
          Maximum of 4,234,164 Shares of Common Stock
          -------------------------------------------

Ladies and Gentlemen:

     This opinion is being rendered in connection with that certain Agreement and Plan of Merger, dated as of October 14, 1997 (the "Merger Agreement"), by and among National Data Corporation (the "Company"), Universal Acquisition Corp., and Physician Support Systems, Inc., in which the Company will issue up to 4,234,164 shares of its $.125 par value per share common stock (the "Shares"), upon the terms and conditions set forth in its Registration Statement on Form S-4 (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on November 13, 1997.

     As counsel for the Company, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by the Company in connection with the authorization, registration, issuance, and sale of the Shares.

     Based upon the foregoing, it is our opinion that the Shares will, upon their issuance in accordance with the terms and conditions set forth in the Merger Agreement, be duly authorized and validly issued, fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section entitled "Legal Matters."

                                        Very truly yours,

                                        ALSTON & BIRD LLP


                                        By: /s/ Joel J. Hughey
                                           --------------------------------